FORBEARANCE AGREEMENT

THIS FORBEARANCE AGREEMENT ("Agreement") is made and entered into as of October 11,

2016 by and between Bridge Aina Le'a, LLC ("Lender") and Aina Le'a, Inc. ("Borrower"). Lender and Borrower shall hereinafter be collectively referred to as the "Parties" and individually, a "Party."

RECITALS

This Agreement is made and entered into in reliance on the following recitals, which are acknowledged by Lender and Borrower to be true and accurate.

A.    Borrower and Lender entered into a Promissory Note dated November 17, 2015 with an original principal amount of $14,000,000.00 (the "Note").

B.   The Note became delinquent when Borrower failed to make the required monthly interest payments as they became due on July 1, and again August 1, 2016 and September 1, 2016.

C.   Borrower has requested that Lender forbear from exercising its rights or remedies against Borrower to allow Borrower an opportunity to catch up on all outstanding obligations due and owing to Lender pursuant to the Note. Although Lender is under no obligation to do so, Lender is willing to temporarily forbear from exercising its rights and remedies against Borrower for the Forbearance Period (as defined below) and on the other terms and conditions set forth in this Agreement.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.	Incorporation of Recitals. Each of the above Recitals is incorporated herein as true and correct and is relied upon by each Party in agreeing to the terms of this Agreement. Capitalized terms not otherwise defined in this Agreement shall have the meanings assigned to them in the Note.
2.	Acknowledgement. Borrower acknowledges that as of September 15, 2016 the Note had an unpaid principal balance of $14,000,000.00, plus accrued and unpaid interest, penalties and fees due and owing of $947,939.63. Borrower (i} acknowledges, admits, and confirms that it does not have any legal right or theory on which to invoke legal or equitable relief, whether injunctive relief or otherwise, in order to abate, postpone, or terminate enforcement by Lender of the obligations of Borrower under the Note, and (ii) specifically waives and relinquishes any such right to legal or equitable relief to cause any such abatement, postponement, or termination of enforcement proceedings.
3.	Reaffirmation of Note. This Agreement is, in part, a reaffirmation of the obligations of Borrower to ender and is not be construed as a release or modification of any of the terms, conditions, warranties, waivers, or other rights set forth in the Note except as expressly provided for herein. Borrower reaffirms its obligations to ender under the Note and reaffirms and restates each and every term, condition, and provision of the Note. Borrower further represents and warrants that (i) it has no defenses, set-offs, counterclaims, or claims against Lender that would or might affect the enforceability of the Note; and (ii) the Note remain in full force and effect.

4.	Forbearance Terms.

•   (a) Borrower hereby requests that Lender forbear from proceeding to exercise any and all of its rights and remedies in law or equity under the Note. ender is willing to forbear exercising its rights and remedies under the Note through and including March 15, 2017 ("Forbearance Period"), if and only if:

(1) Such forbearance is without waiver of any term, covenant, or condition to be performed or satisfied by Borrower pursuant to the Note.

(2) Borrower makes full, timely, and punctual performance of each of the matters hereinafter set forth and do not do or fail to do anything that would constitute (i) a breach of this Agreement; or (ii) a further breach of the Note; and

(3) All conditions precedent provided for herein are first satisfied.

(b)  In addition to Borrower performing in accordance with the terms and provisions of this Agreement, Borrower shall continue to perform in accordance with the terms, covenants, and conditions of the Note, except for monthly payments due under the Note during the Forbearance Period. Borrower acknowledges and agrees that this Agreement is not intended to set forth all the outstanding terms, covenants, and agreements between and among the Parties, such that the absence of an express provision herein is not to be construed as an intention of ender not to enforce such provision in the Note. Borrower agrees that the terms and conditions of this Agreement shall be in addition to those contained in the Note.

(c)   Borrower acknowledges and agrees that interest shall continue to accrue on the unpaid principal balance of the Note at the rate of 24%.

(d)  Borrower shall make a payment $150,000 to ender within five (5) days of singing this Agreement, with such payment being applied to the amounts due under the Note.

(e)  During the Forbearance Period, the scheduled monthly payments on the Note will not be due. On or before March 15, 2017, Borrower shall bring the Note current by giving notice to the Lender of their intention to resume monthly interest payments. Upon receipt of such notice, Lender shall capitalize all amounts of accrued interest, fees and penalties due as of that date and calculate a new monthly interest payment amount based on the new principal balance with interest of 12%. In the event that Borrower brings the Note current by making the required monthly interest payment, in the amount as revised above, on or before March 15, 2017, the Note shall return to bearing interest at the stated rate, subject to the terms and conditions of the Note.

5.	Conditions Precedent. Borrower understands that this Agreement shall not be effective and Lender shall have no obligation to forbear from exercising any rights or remedies unless and until each of the following conditions precedent has been satisfied unless waived in writing by Lender in ender's sole discretion:

{a) Borrower shall have duly executed and delivered to Lender this Agreement; and

(b) Borrower shall have paid to tender $150,000.

6.	Representations and Warranties. To induce Lender to enter into this Agreement, Borrower hereby represents and warrants to Lender as follows:

(a)  The execution, delivery, and performance by Borrower of this Agreement and all documents contemplated hereunder are within Borrower's powers and have been duly authorized, and are not in conflict with Borrower's articles of incorporation or by-laws, or the terms of any charter or other organizational document of Borrower; and all such documents constitute valid and binding obligations of Borrower, enforceable in accordance with their terms. In addition, such execution, delivery, and performance by Borrower will not violate any law, rule, or order of any court or governmental agency or body to which Borrower is subject.

(b)  With the exception of the events specified in the Recitals, no further event has occurred or failed to occur that is, or, with notice, lapse of time, or both, would constitute, a default, an Event of Default, or a breach or failure of any condition of the Note.

(c)   There are no actions, suits, or proceedings pending, or to the knowledge of Borrower, threatened against or affecting Borrower in relation to their obligations to Lender, or involving the validity or enforceability of this Agreement or the Note, whether at law or equity, or before or by any governmental entity.

(d)  Borrower is a corporation in good standing and duly authorized to do business under and existing under the laws of its state of incorporation and is duly authorized to conduct its business operations.

(e)  This Agreement is intended to be final and binding among the Parties, and each Party hereto may expressly rely on the finality of this Agreement as a substantial and material factor inducing the Parties' execution of this Agreement.

(f)    Each person executing this Agreement in a representative capacity has been duly authorized to execute this Agreement and said documents and instruments by all appropriate action and is empowered to do so.

(g)  The representation, warranties, and agreements set forth herein shall be cumulative and in addition to all other representations, warranties, and agreements which Borrower give or caused to be given to Lender, whether heretofore, now, or hereafter.

7.	Covenants. Borrower will do the following:

(a} Comply with all requirements of all the Note to the extent not inconsistent with this Agreement.

(b} Not enter into any agreements with any of their other creditors that might impair their ability to perform under the Note or this Agreement.

(c) Ensure that Lender is fully Informed at all times of all matters relating to the operation of Borrower's businesses, including any planned changes in key personnel or material

•	changes in the manner of operating such businesses.
8.	Additional Events of Default. In addition to the Events of Default set forth in the Note, the occurrence of any of the following events of default shall be an event of default hereunder ("Forbearance Event of Default"}, and Lender, at Lender's option in its sole discretion, may make all obligations of Borrower immediately due and payable, and may immediately terminate the Forbearance Period, all without demand, presentment, or notice, all of which requirements, if any, Borrower hereby waives:

(a) Failure to perform any of the obligations set forth in this Agreement or in the Note (as the same may be modified by this Agreement), including the failure of Borrower timely and punctually to pay to Lender all payments required to be made pursuant to this Agreement;

{b) Any representation or warranty of Borrower herein or in the Note shall be false,

misleading, or incorrect in any material respect;

{c) There is any substantial impairment of the prospect of Borrower's satisfaction of its obligations to Lender or substantial impairment of the value of Borrower's business, collateral or other assets;

•	(d) The filing of any lawsuit or other legal action by or against Borrower challenging the enforceability or validity of this Agreement or the Note;

(e) Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct any material part of its business affairs;

(f) Borrower (i) shall fail to pay its debts as such debts become due, (ii) shall make an assignment for the benefit of lt’s creditors, (iii) shall admit in writing its inability to pay debts as they become due, (iv) shall file a petition under any chapter of the Bankruptcy Code or any similar law, state or federal, now or hereafter existing, (v) shall become "insolvent" as that term is generally defined under the Bankruptcy Code, (vi) shall have any involuntary bankruptcy case commenced against it, whether or not an order for relief is entered, or (vii) shall have a custodian, trustee, or receiver appointed for, or have any court take jurisdiction of, its property, or any portion thereof, in any voluntary or involuntary proceeding, including those for the purpose of reorganization, arrangement, dissolution, or liquidation.

9.	Remedies. Upon the occurrence of a Forbearance Event of Default and at all times thereafter, Lender, without the necessity of obtaining any prior approval of any court, shall be entitled {a) to termination, the Forbearance Period, which shall, upon termination, be of no further force and effect; (b} immediately, without notice to Borrower, to exercise all rights and remedies available to Lender at law or in equity and otherwise and all rights provided in the Note to collect the outstanding obligations owed by Borrower to Lender;
•	(c) to exercise in respect of any collateral all rights and remedies of a secured creditor available to it under applicable laws; (d) to exercise all remedies available to Lender under the Note, as well as rights and remedies available to Lender at law or in equity, without presentment, demand, protest, or notice of any kind whatsoever, all of which are expressly waived by Borrower. AH such rights and remedies shall be cumulative. No failure or delay on the part of Lender in exercising any power, right, or remedy under any of the Note shall operate as a waiver thereof, and no single or partial exercise of any such power, right, or remedy shall preclude any further exercise thereof or the exercise of any other power, right, or remedy.
10.	Miscellaneous.
(a)	Not a Novation. This Agreement is not a novation, nor is it to be construed as a release or modification of any of the terms, conditions, warranties, waivers, or rights set forth in the Note except as expressly and specifically set forth herein.

(b)	Survival of Warranties. All agreements, representations, and warranties made herein shall survive the execution and delivery of this Agreement and the documents and instruments executed in connection with this Agreement.

(c)    Failure of Indulgence Not Waiver. No failure or delay on the part of Lender in the exercise of any right, power, or privilege hereunder or under the documents or instruments referred to herein shall operate as a waiver thereof, and no single or partial exercise of any such power, right, or privilege shall preclude a further exercise of, any right, power, or privilege.

(d)   Applicable Law. This Agreement and the rights and obligations of the Parties shall be governed by and construed in accordance with the laws of the State of Hawaii.

(e)    Assignability. This Agreement shall be binding upon and inure to the benefit of Lender and Borrower and their respective successors and assigns, except that Borrower's rights hereunder are not assignable.

(f)      Modifications and Amendments. This Agreement may be modified or amended only by written agreement duly executed by the Parties.

(g)    Integration. This Agreement and the Note constitutes a single, integrated, written contract expressing the entire agreement of the Parties relative to the subject matter hereof. No covenants, agreements, representations, or warranties of any kind whatsoever have been made by any Party with respect to the subject matter hereof except as specifically set forth in this Agreement and the documents and instruments executed in connection with this Agreement.

•   (h) Severability. If any provision of this Agreement is found to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Agreement, such provisions shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision never comprised a part of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by severance from this Agreement.

(I)   Time of Essenc2. The Parties expressly acknowledge and agree that time is of the essence and that all deadlines and time periods provided for under this Agreement are ABSOLUTE AND FINAL.

(j) Execution in Counterpart. This Agreement may be executed and delivered in two or more counterparts, each of which, when so executed and delivered, shall be an original, and such counterpart together shall constitute but one and the same instrument and agreement, and the Agreement shall not be binding on any Party until all Parties have executed it. This Agreement may be signed by a facsimile or electronic signatures, which shall have the same force and effect as an original signature; provided, however, that Borrower shall deliver original signatures to Lender within five calendar days after the date of their execution of this Agreement.

(k)  Notice. Except for any notices required under applicable law or this Agreement to be given in another manner:

(1) Any notice to Borrower shall be addressed as follows:

Aina Le'a, Inc.

Attn: Mr. Robert Wessels 3231 La Mancha

Henderson, NV 89014

(2} Any notice to Lender shall be addressed as follows: Bridge Capital, LLC

Attn: Chief Legal Officer

PMB 29, Box 10001

Saipan, MP 96950

All notices, requests, demands, directions, and other communications provided for in this Agreement must be in writing and must be mailed, delivered, sent by overnight delivery, or sent by facsimile to the appropriate Party at that Party's respective address set forth above; provided, however, that notice shall be deemed sufficient if actually received by the Party regardless of the mode of transmission or delivery.

(I)	No Impairment. Borrower agrees that this Agreement shall not be construed to:
(1)	Impair the validity, perfection, or priority of any lien or security interest securing Borrower's obligations to Lender;
(2)	Waive or impair any rights, powers, or remedies of Lender under the Note with respect to defaults set forth in the Recitals hereto or otherwise;
(3)	Constitute an agreement by Lender or require Lender to extend the time for payment of Borrower's obligations to Lender, except as expressly and specifically set forth herein, none of which Lender agrees or has agreed to do, and all of which matters are in Lender's sole and absolute discretion; or
(4)	Constitute an agreement of Lender to make any loans or other extension of credit to Borrower.
(m)	Headings. This Agreement shall be construed without regard to any presumption or rule requiring that it be construed against the Party causing this Agreement or any part hereof to be drafted. The headings used in this Agreement are for convenience only and shall be disregarded in interpreting the substantive provisions of this Agreement.
(n))	Expenses and Fees. Borrower shall pay and reimburse Lender for all actual fees, costs, and expenses, including all actual attorneys' fees and costs, fees and costs of inspecting and appraising any real property, and recording, title insurance, and escrow fees, expended or incurred by Lender in any arbitration, mediation, judicial reference, legal action, or otherwise in connection with (i) the negotiation, preparation, amendment, interpretation, implementation, and enforcement of this Agreement, the Note, or any instrument or agreement executed in connection herewith or therewith, including the preparation and negotiation of this Agreement, during any workout or attempted workout or in connection with the rendering of legal advice as to Lender 's rights, remedies, and obligations under the Note; (ii) collecting any sum which becomes due Lender under the Note; (iii) any proceeding.

for declaratory relief, any counterclaim to any proceeding, or any appeal; or (iv) the protection, preservation, or enforcement of any rights of Lender or any security pledged to Lender (collectively, the "Lender Expenses"). For the purposes of this section, attorneys' foes include fees incurred in connection with (i) contempt proceedings; (ii) discovery; (iii) any motion, proceeding, or other activity of any kind in connection with a bankruptcy proceeding or cases arising out of or relating to any petition under the Bankruptcy Code or any similar law; (iv) garnishment, levy, and debtor and third party examinations; and (v) post judgment motions and proceedings of any kind, including any activity taken to collect or enforce any judgment.

(o)	Acknowledgment.
(1)	Borrower represents and warrants that all of the terms, conditions, waivers, warranties, and promises set forth in this Agreement are made after opportunity to consult with legal counsel of their choosing and with an understanding of their significance and consequence.
(2)	Borrower further represents and warrants as follows:
(A)	It has received, or has had the opportunity to receive, independent legal advice from attorneys of their choice with respect to the advisability of executing this Agreement and the documents and instruments executed in connection herewith, and prior to the execution of this Agreement and documents and instruments executed in connection herewith, Borrower's counsel reviewed this Agreement and discussed this Agreement with Borrower;
(B)	Except as expressly stated in this Agreement and the documents and instruments executed in connection herewith, neither Lender nor any other person or entity has made any statement or representation to Borrower regarding facts relied upon them in entering into this Agreement and the documents and instruments executed in connection herewith;
(C)	Borrower has not relied upon any statement, representation, or promise of lender or other person or entity in executing this Agreement and the documents and instruments executed in connection herewith, except as expressly stated in this Agreement or in the documents and instruments executed in connection herewith; and

(D) The terms of this Agreement are contractual and not a mere recital.

(3) This Agreement and the documents and instruments executed in connection herewith have been carefully read by, the contents hereof are known and understood by, and are signed freely by each Party executing this Agreement, and each Party executing this Agreement in a representative capacity is empowered to do so.

(p} Mutual Cooperation. Borrower and Lender shall further execute, acknowledge, and deliver any further deeds, assignments, conveyances, and other assurances, documents, and instruments of transfer reasonably requested by the other Party, and will take any other action consistent with terms of this Agreement that may reasonably be requested by the other Party for the purposes of implementing the transactions which are the subject of this Agreement.

(q)	JURY TRIAL WAIVER. BORROWER HEREBY EXPRESSLY WAIVES ANY AND All RIGHTS TO DEMAND A TRIAL BY JURY IN ANY ACTION, MATIER, CLAIM, OR CAUSE OF ACTION WHATSOEVER ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT, THE NOTE, ANY DOCUMENTS AND INSTRUMENTS EXECUTED IN CONNECTION THEREWITH, OR ANY OTHER AGREEMENT, DOCUMENT, OR TRANSACTION CONTEMPLATED HEREBY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. BORROWER AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, BORROWER FURTHER AGREES THAT ITS RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM, OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS, OR MODIFICATIONS TO THIS AGREEMENT.

(r)	Rule of Construction. In this Agreement, the terms defined herein apply equally to both the singular and the plural forms thereof; whenever the context may require, any pronoun will include the corresponding masculine, feminine, or neuter forms thereof; except when used in connection with the description of a period of time, the word "including" and the like are deemed to be followed by the phrase "without limitation"; the word "or" is not exclusive; the words "approval" of and "notice" to the Parties are deemed to be preceded by the word "written"; all references to "section" or "sections" mean the applicable section of this Agreement unless otherwise specified .
(s)	Authority to Bind Parties. The signatories for the entities listed below covenant, represent, and warrant that (i) all necessary approvals to enter into this Agreement have been obtained; (ii) have the full legal capacity, right, power, and authority to execute and enter into this Agreement; and (iii) this Agreement is a valid and binding obligation enforceable against the entity on whose behalf they purport to act.
(t)	No Waiver. Lender and Borrower agree that, except as expressly provided herein, the Note shall remain in full force and effect in accordance with its terms.

(u} Survival. Ali representations, warranties, covenants, agreements, waivers of Borrower contained herein shall survive the termination of the Forbearance Period and the payment in full of Borrower's obligations to enter.

(v)	Inconsistency. In the event of any inconsistency between the terms of this Agreement and any billings, statements, or the like from Lender to Borrower in connection with the Note, the terms of this Agreement shall prevail over the terms of any other such billings, statements, or the like.

IN WITNESS WHEREOF, Lender and Borrower have executed this Agreement as of the date set forth in the preamble.

Lender:	Borrower:

Bridge Aina Le'a, LLC	Aina Le'a, Inc.

/s/	/s/
By: Jody J.	By:
Its: Authorized Representative	Ite: CEO